Exhibit 1.1

UNDERWRITING AGREEMENT

[•], 2020

PIPER SANDLER & CO.

As Representative of the several

Underwriters named in Schedule I hereto

c/o Piper Sandler & Co.

800 Nicollet Mall

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

Itamar Medical Ltd., a company organized under the laws of the State of Israel (the “Company”), proposes to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [•] American Depositary Shares (the “ADSs”), each representing 30 ordinary shares, par value NIS 0.01 per share (the “Ordinary Shares”), of the Company. The [•] ADSs to be sold by the Company are called the “Firm ADSs.” The Company has also granted to the Underwriters an option to purchase up to additional [•] ADSs on the terms and for the purposes set forth in Section 3 hereof (the “Option ADSs”). The Firm ADSs and any Option ADSs purchased pursuant to this Underwriting Agreement (the “Agreement”) are herein collectively called the “Securities.”

The Company hereby confirms its agreement with respect to the sale of the Securities to the several Underwriters, for whom Piper Sandler & Co. is acting as representative (the “Representative”).

1.             Registration Statement and Prospectus. A registration statement on Form F-1 (File No. 333-[•]) with respect to the Securities, including a preliminary form of prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (“Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission. Such registration statement, including the amendments, exhibits and schedules thereto, as of the time it became effective, including the Rule 430A Information (as defined below), is referred to herein as the “Registration Statement.” The Company will prepare and file a prospectus pursuant to Rule 424(b) of the Rules and Regulations that discloses the information previously omitted from the prospectus in the Registration Statement in reliance upon Rule 430A of the Rules and Regulations, which information will be deemed retroactively to be a part of the Registration Statement in accordance with Rule 430A of the Rules and Regulations (“Rule 430A Information”). If the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Company will prepare and file with the Commission a registration statement with respect to such increase pursuant to Rule 462(b) of the Rules and Regulations (such registration statement, including the contents of the Registration Statement incorporated by reference therein is the “Rule 462(b) Registration Statement”). References herein to the “Registration Statement” will be deemed to include the Rule 462(b) Registration Statement at and after the time of filing of the Rule 462(b) Registration Statement. “Preliminary Prospectus” means any prospectus included in the Registration Statement prior to the effective time of the Registration Statement, any prospectus filed with the Commission pursuant to Rule 424(a) under the Rules and Regulations and each prospectus that omits Rule 430A Information used after the effective time of the Registration Statement. “Prospectus” means the prospectus that discloses the public offering price and other final terms of the Securities and the offering and otherwise satisfies Section 10(a) of the Act. All references in this Agreement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing, is deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System or any successor system thereto.

2.             Representations and Warranties of the Company.

(a)            Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters as follows:

(i)             Registration Statement and Prospectuses. The Registration Statement and any post-effective amendment thereto has become effective under the Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued, and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission. No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus (or any supplement thereto) has been issued by the Commission and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission. As of the time each part of the Registration Statement (or any post-effective amendment thereto) became or becomes effective, such part conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations. Upon the filing or first use within the meaning of the Rules and Regulations, each Preliminary Prospectus and the Prospectus (or any supplement to either) conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations.

(ii)            Accurate Disclosure. Each Preliminary Prospectus, at the time of filing thereof or the time of first use within the meaning of the Rules and Regulations, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Registration Statement nor any amendment thereto, at the effective time of each part thereof, at the First Closing Date (as defined below) or at the Second Closing Date (as defined below), contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Time of Sale (as defined below), neither (A) the Time of Sale Disclosure Package (as defined below) nor (B) any issuer free writing prospectus (as defined below), when considered together with the Time of Sale Disclosure Package, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) of the Rules and Regulations, at the First Closing Date or at the Second Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties in this Section 2(a)(ii) shall not apply to statements in or omissions from any Preliminary Prospectus, the Registration Statement (or any amendment thereto), the Time of Sale Disclosure Package or the Prospectus (or any supplement thereto) made in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation of such document, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(e).

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Each reference to an “issuer free writing prospectus” herein means an issuer free writing prospectus as defined in Rule 433 of the Rules and Regulations.

“Time of Sale Disclosure Package” means the Preliminary Prospectus dated [•], 2020, any free writing prospectus set forth on Schedule III and the information on Schedule IV, all considered together.

Each reference to a “free writing prospectus” herein means a free writing prospectus as defined in Rule 405 of the Rules and Regulations.

“Time of Sale” means [•] [a.m./p.m.] (New York City time) on the date of this Agreement.

(iii)           Issuer Free Writing Prospectuses.

(A)             Each issuer free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representative as described in Section 4(a)(iii)(B), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus. The foregoing sentence does not apply to statements in or omissions from any issuer free writing prospectus based upon and in conformity with written information furnished to the Company by you or by any Underwriter through you specifically for use therein; it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(e).

(B)             At the time of filing the Registration Statement and any post-effective amendment thereto, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations, without taking account of any determination by the Commission pursuant to Rule 405 of the Rules and Regulations that it is not necessary that the Company be considered an ineligible issuer.

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(C)             Each issuer free writing prospectus satisfied in all material respects, as of its issue date, all other conditions to use thereof as set forth in Rules 164 and 433 under the Act.

(iv)           Emerging Growth Company. From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication (as defined below)) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

(v)           Testing-the-Waters Materials. Except as otherwise disclosed to the Representative in writing, the Company (i) has not alone engaged in any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications (as defined below) other than those listed on Schedule V hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Time of Sale Disclosure Package, complied in all material respects with the Act, and when taken together with the Time of Sale Disclosure Package as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(vi)           No Other Offering Materials. The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus or other materials permitted by the Act to be distributed by the Company; provided, however, that, except as set forth on Schedule III, the Company has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus, except in accordance with the provisions of Section 4(a)(xiii) of this Agreement and, except as set forth on Schedule V, the Company has not made and will not make any communication relating to the Securities that would constitute a Testing-the-Waters Communication, except in accordance with the provisions of Section 2(a)(v) of this Agreement. In addition, the Company has not engaged in any form of solicitation, advertising or other action constituting an offer or a sale under the Israeli Securities Law, 5728-1968, as amended and the regulations promulgated thereunder (together, the “Israeli Securities Law”) in connection with the transactions contemplated hereby which would require the Company to publish a prospectus in the State of Israel under the laws of the State of Israel.

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(vii)         Financial Statements. The consolidated financial statements of the Company, together with the related notes, set forth in the Registration Statement, the Time of Sale Disclosure Package and Prospectus comply in all material respects with the requirements of the Act and fairly present, in all material respects, the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified and have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto; and the supporting schedules included in the Registration Statement present fairly, in all material respects and in accordance with IFRS, the information required to be stated therein. No other financial statements or schedules are required to be included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus. Somekh Chaikin, Certified Public Accountants (Israel) and a member firm of KPMG International, which has expressed its opinion with respect to the consolidated financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, is, to the knowledge of the Company, (x) an independent public accounting firm within the meaning of the Act and the Rules and Regulations, (y) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) and (z) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

(viii)        Organization and Good Standing. Each of the Company and its subsidiaries has been duly organized, is validly existing and in good standing (where applicable) under the laws of its respective jurisdiction of incorporation. Each of the Company and its subsidiaries has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a material adverse effect upon the business, prospects, management, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”). The Company has not been designated as a “breaching company” (within the meaning of the Israeli Companies Law, 5759-1999) (the “Companies Law”) by the Registrar of Companies of the State of Israel and there is no basis for such designation. The certificate of incorporation, charter, memorandum of association, articles of association, by-laws and other organizational documents of each of the Company and its subsidiaries comply with the requirements of applicable corporate law of its jurisdiction of incorporation except where the failure to so comply would not reasonably be expected to result in Material Adverse Effect.

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(ix)           Absence of Certain Events. Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change in the number of outstanding Ordinary Shares due to the issuance of Ordinary Shares upon the exercise of outstanding options or warrants or conversion of convertible securities, or vesting of restricted stock units), or any material change in the short-term or long-term debt (other than as a result of the conversion of convertible securities), or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of its subsidiaries, other than the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Time of Sale Disclosure Package and the Prospectus or any material adverse change in the general affairs, condition (financial or otherwise), business, prospects, management, properties, operations or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Change”) or any development which could reasonably be expected to result in any Material Adverse Change.

(x)            Absence of Proceedings. Except as set forth in the Time of Sale Disclosure Package and in the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding (a) to which the Company or any of its subsidiaries is a party or (b) which has as the subject thereof any officer or director of the Company or any of its subsidiaries, any employee benefit plan sponsored by the Company or any of its subsidiaries or any property or assets owned or leased by the Company or any of its subsidiaries before or by any court or Governmental Authority (as defined below), or any arbitrator, which, individually or in the aggregate, would reasonably be expected to result in any Material Adverse Change, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement. There are no current or, to the knowledge of the Company, pending, legal, governmental or regulatory actions, suits or proceedings (x) to which the Company or any of its subsidiaries is subject or (y) which has as the subject thereof any officer or director of the Company or any of its subsidiaries, any employee plan sponsored by the Company or any of its subsidiaries or any property or assets owned or leased by the Company or any of its subsidiaries, that are required to be described in the Registration Statement, Time of Sale Disclosure Package and Prospectus by the Act or by the Rules and Regulations and that have not been so described.

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(xi)           Authorization; No Conflicts; Authority. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by applicable United States federal, state or non-United States securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement, joint venture agreement, partnership agreement or other agreement or instrument, including any instrument of approval granted by the Israel Innovation Authority (formerly known as the Office of the Chief Scientist) of the Israeli Ministry of Economy and Industry (the “IIA”) or the Authority for Investments and Development of the Industry and Economy (formerly known as the Investment Center) of the Israeli Ministry of Economy and Industry (the “Investment Center”), to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the Company’s charter, memorandum of association, articles of association, articles of incorporation, by-laws or other organizational documents, (C) result in any violation of the provisions of the Company’s subsidiaries’ respective charter, memorandum of association, articles of association, articles of incorporation, by-laws or other organizational documents or (D) result in the violation of any law or statute or any judgment, order, rule, regulation or decree of any court or arbitrator or United States federal, state, local or foreign, including Israeli, governmental agency or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets (each, a “Governmental Authority”), except in the case of clauses (A) and (D) as would not, and would not reasonably be expected to, result in a Material Adverse Effect. No consent, approval, authorization or order of, or registration or filing with any Governmental Authority is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except (1) such as may be required under the Act, the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or under applicable United States state or non-United States securities or blue sky laws, (2) for the inclusion of the Securities on The Nasdaq Capital Market (the “Exchange”), (3) the listing of the Underlying Shares (as defined below) on the Tel Aviv Stock Exchange (the “TASE”), and (4) the filing of certain notices with the Registrar of Companies of the State of Israel regarding the issuance of the ADSs; and the Company has full corporate power and authority, including, to the extent applicable, under Chapter 5 of Part VI of the Companies Law, to enter into this Agreement and to consummate the transactions contemplated hereby, including the authorization, issuance and sale of the Securities as contemplated by this Agreement.

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(xii)          Capitalization; the Securities; Registration Rights. All of the issued and outstanding shares of capital stock of the Company, including the outstanding Ordinary Shares and ADSs, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all applicable United States federal and state and foreign securities laws, including the Israeli Securities Law and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived, and the holders thereof are not subject to personal liability by reason of being such holders; the Securities which may be sold hereunder by the Company and the Ordinary Shares underlying such Securities (the “Underlying Shares”) have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders; and the capital stock of the Company, including the Ordinary Shares and ADSs, conforms to the description thereof in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus. Except as otherwise stated in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, (A) there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any Ordinary Shares or ADSs pursuant to the Company’s memorandum of association, articles of association or other organizational documents or any agreement or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or under Israeli law and (B) neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration under the Act of any Ordinary Shares, ADSs or other securities of the Company that have not been validly waived (collectively “Registration Rights”). All of the issued and outstanding shares of capital stock of each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus under the caption “Capitalization.”

(xiii)         Stock Options. Except as described in the Registration Statement, in the Time of Sale Disclosure Package or in the Prospectus: (A) there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares of the capital stock of the Company or any subsidiary of the Company, (B) the description of the Company’s stock option, stock bonus and any other employee benefit plans or arrangements (the “Company Stock Plans”), and the options and other equity incentive awards or other rights granted thereunder (collectively, the “Options”), set forth in the Time of Sale Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights, and (C) except as would not reasonably be expected to result in a Material Adverse Effect, each grant of an Option (I) was duly authorized no later than the date on which the grant of such Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (II) if intended to qualify for the “capital gains track” of Section 102 of the Israel Tax Ordinance [New Version], 5721-1961, so qualifies, and (III) was made in accordance with the terms of the applicable Company Stock Plan, and all applicable laws and regulatory rules or requirements, including all applicable United States federal and Israeli securities laws.

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(xiv)        Permits and Compliance with Laws. Except as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (a) the Company and each of its subsidiaries holds, and is operating in compliance with, all franchises, grants, authorizations, registrations, clearances, approvals, licenses, permits, easements, consents, certificates and orders of any Governmental Authority required for the conduct of its business as currently conducted (“Permits”) and all such Permits are valid and in full force and effect; (b) neither the Company nor any of its subsidiaries has received written notice from any Governmental Authority relating to the revocation or modification of any such Permit or has reason to believe that any such Permit will not be renewed in the ordinary course; and (c) the Company and each of its subsidiaries is in compliance with all applicable United States federal, state, local, Israeli and foreign laws, regulations, orders and decrees.

(xv)         Ownership of Assets. The Company and its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus as being owned by them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries.

(xvi)         Intellectual Property. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company and each of its subsidiaries owns, possesses, or can acquire on reasonable terms, all Intellectual Property necessary for the conduct of the Company’s and it subsidiaries’ business as now conducted or as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus to be conducted, except as such failure to own, possess, or acquire such rights would not reasonably be expected to result in a Material Adverse Effect. Furthermore, other than as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except as would not reasonably be expected to have a Material Adverse Effect; (B) there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the Company’s or any of its subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (C) the Intellectual Property owned by the Company and its subsidiaries, and to the knowledge of the Company, the Intellectual Property licensed to the Company and its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (D) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, neither the Company nor any of its subsidiaries has received any written notice of such claim and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (E) to the Company’s knowledge, no employee of the Company or any of its subsidiaries is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its subsidiaries or actions undertaken by the employee while employed with the Company or any of its subsidiaries except as would not reasonably be expected to have a Material Adverse Effect. “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology, know-how and other intellectual property.

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(xvii)       Health Care Authorizations. Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company has submitted and/or possesses, or qualifies for applicable exemptions to, such valid and current Permits and supplements or amendments thereto issued or required by the appropriate United States state, federal or foreign regulatory agencies or bodies necessary to conduct their business as currently conducted, including, without limitation, all such Permits required by the United States Food and Drug Administration (the “FDA”), the United States Department of Health and Human Services (“HHS”), the United States Centers for Medicare & Medicaid Services (“CMS”), the Israeli Ministry of Health (“MOH”), the European Medicines Agency (“EMA”), Health Canada or any other United States state, federal or foreign agencies or bodies engaged in the regulation of medical devices, and the Company has not, during the last three (3) years, received any written notice of proceedings from any Governmental Authority relating to the revocation or modification of, or non-compliance with, any such Permits.

(xviii)      Clinical Trials. The studies, tests and preclinical and clinical trials conducted by or on behalf of, or sponsored by, the Company, or in which the Company has participated, that are described in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or the results of which are referred to in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, were and, if still pending, are being conducted in all material respects in accordance with all applicable statutes, rules and regulations of the FDA, MOH, the EMA, Health Canada and other comparable medical device regulatory agencies to which they are subject; the Company has no knowledge of any studies, tests or trials not described in the Disclosure Package and the Prospectus the results of which reasonably call into question in any material respect the results of the studies, tests and trials described in the Registration Statement, the Time of Sale Disclosure Package or Prospectus; and the Company has not received any written notices or other correspondence from the FDA, MOH, EMA, Health Canada or any other foreign, state or local governmental body exercising comparable authority or any Institutional Review Board or comparable authority requiring or threatening the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of, or sponsored by, the Company or in which the Company has participated, and, to the Company’s knowledge, there are no reasonable grounds for the same.

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(xix)         Compliance with Health Care Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, the Company and each of its subsidiaries are operating in compliance with all health care laws applicable to the Company and its subsidiaries, or any of their products or activities, including, but not limited to, the United States federal Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Anti-Inducement Law (42 U.S.C. Section 1320a-7a(a)(5)), the civil False Claims Act (31 U.S.C. Section 3729 et seq.), the administrative False Claims Law (42 U.S.C. Section 1320a-7b(a)), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. Section 1320d et seq.) as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), the exclusion laws (42 U.S.C. Section 1320a-7), the United States Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.), Medicare (Title XVIII of the Social Security Act), and Medicaid (Title XIX of the Social Security Act), the regulations promulgated pursuant to such laws, and any other United States state, federal or foreign, including Israeli, law, or regulation which imposes requirements on the manufacturing, development, testing, labeling, advertising, marketing or distribution of medical devices, kickbacks, patient or program charges, recordkeeping, claims process, documentation requirements, medical necessity, referrals, the hiring of employees or acquisition of services or supplies from those who have been excluded from government health care programs, quality, safety, privacy, security, licensure, accreditation or any other aspect of providing health care or medical products or services (collectively, “Health Care Laws”). Neither the Company nor any of its subsidiaries has, during the last three (3) years, received any written notification, correspondence or any other written communication, including written notification of any pending or threatened claim, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority, including, without limitation, the FDA, MOH, the EMA, Health Canada, the United States Federal Trade Commission CMS, HHS’s Office of Inspector General, the United States Department of Justice and state Attorneys General or similar agencies of potential or actual non-compliance by, or liability of, the Company or any of its subsidiaries under any Health Care Laws, except, with respect to any of the foregoing, such as would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the Company’s knowledge, there are no facts or circumstances that would reasonably be expected to give rise to liability of the Company or any of its subsidiaries under any Health Care Laws.

(xx)          No Shutdowns or Prohibitions. The Company has not, during the last five (5) years, had any product manufacturing site (whether Company-owned or that of a third party manufacturer for the Company’s products) subject to a Governmental Authority (including FDA) shutdown or import or export prohibition, nor received any FDA Form 483 or other Governmental Authority notice of inspectional observations, “warning letters,” “untitled letters,” requests to make changes to the Company’s products, processes or operations, or similar correspondence or notice from the FDA or other Governmental Authority alleging or asserting noncompliance with any applicable Health Care Laws, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect. To the Company’s knowledge, neither the FDA nor any Israeli authority nor any other Governmental Authority is considering such actions.

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(xxi)         No Safety Notices. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) and except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, during the last five (5) years, there have been no post-market recalls, field notifications, field corrections, market withdrawals or replacements, warnings, “dear doctor” letters, investigator notices, safety alerts or other notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance of the Company’s products (“Safety Notices”) and (ii) to the Company’s knowledge, there are no facts that would be reasonably likely to result in (x) such a Safety Notice with respect to the Company’s products, (y) a change in labeling of any the Company’s respective products or services, or (z) a termination or suspension of marketing or testing of any the Company’s products.

(xxiii)       No Violations or Defaults. Neither the Company nor any of its subsidiaries is in violation of its respective charter, memorandum of association, articles of association, by-laws or other organizational documents, or in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company or any of its subsidiaries is subject.

(xxiv)       Taxes. The Company and its subsidiaries have timely filed all Israeli and United States federal, state, local and foreign income and franchise tax returns required to be filed and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries is contesting in good faith or to the extent that the failure to so pay or file would not reasonably be expected to result in a Material Adverse Effect. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there is no pending dispute with any taxing authority relating to any of such returns, and the Company has no knowledge of any tax deficiency that has been asserted upon the properties or assets of the Company or any of its subsidiaries for which there is not an adequate reserve reflected in the Company’s financial statements included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus other than such that would not reasonably be expected to result in a Material Adverse Effect.

(xxv)        No Transfer and Other Taxes. No transaction, stamp or other issuance or transfer taxes or duties, and assuming that the Underwriters are not otherwise subject to taxation in Israel due to Israeli tax residence or the existence of a permanent establishment in Israel, then no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the State of Israel or to any political subdivision or authority thereof or therein in connection with (i) the issuance, sale and delivery of the Securities by the Company; (ii) the purchase from the Company, and the initial sale and delivery by the Underwriters of the Securities to purchasers thereof; (iii) the holding or transfer of the Securities; or (iv) the execution and delivery of this Agreement or any other document to be furnished hereunder.

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(xxvi)       Israeli Tax Benefits. (i) The Company is in compliance with all conditions and requirements stipulated by the instruments of approval and tax rulings (the “Ruling”) granted to it by any Israeli governmental or regulatory authority, as well as with respect to tax benefits received by the Company, including with respect to any “Approved Enterprise,” “Benefited Enterprise,” “Preferred Enterprise,” “Preferred Technology Enterprise” or “Special Preferred Technology Enterprise” status or benefits (collectively, “Tax Incentive Program”) and by Israeli laws and regulations relating to its Tax Incentive Program; (ii) all information supplied by the Company with respect to applications or notifications relating to its Tax Incentive Program (including in connection with the Ruling) was true, correct and complete when supplied to the appropriate authorities; and (iii) the Company has not received any written notice of any proceeding or investigation relating to revocation or modification or denial of any of its current or past Tax Incentive Program with respect to the Company and/or any of its facilities or any such status or benefits, in each case of clauses (i)-(iii), except for any failure to comply, inaccuracy or notice (as appropriate) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxvii)      No Immunity. Neither the Company nor its properties or assets has immunity under the State of Israel, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of the State of Israel, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, may at any time be commenced, the Company has, pursuant to this Agreement, waived, and it will waive such right to the extent permitted by law.

(xxviii)    Enforcement of Foreign Judgments. Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement are enforceable against the Company by the courts of the State of Israel, without reconsideration or reexamination of the merits, subject to the limitations described in the Registration Statement under “Service of Process and Enforcement of Liabilities.”

(xxix)        Valid Choice of Law; Submission to Jurisdiction. The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the State of Israel. The Company has the power to submit, and pursuant to this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.

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(xxx)        Dividends. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, (i) no approvals are currently required under the laws of the State of Israel in order for the Company to pay dividends or other distributions declared by the Company to the holders of the ADSs or Ordinary Shares assuming the Company has sufficient profits for distribution under the Companies Law, and (ii) under current laws and regulations of the State of Israel, any amount payable with respect to the ADSs or the Ordinary Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company in United States dollars or euros and freely transferred out of the State of Israel, subject to payment of applicable withholding taxes or an exemption therefrom. No joint venture is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such joint venture’s share capital or similar ownership interest, or from repaying to the Company any loans or advances to such joint venture from the Company.

(xxxi)       Foreign Issuer. The Company is a “foreign private issuer” as defined in Rule 405 under the Act (“Foreign Private Issuer”) and eligible to use Form F-1.

(xxxii)       No Grants. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company has not received any written notice denying, revoking or modifying any grants or benefits from the IIA (including, in all such cases, notice of proceedings or investigations related thereto). All information supplied by the Company with respect to the applications or notifications relating to grants and benefits from the IIA was true, correct and complete in all material respects when supplied to the appropriate authorities.

(xxxiii)     Exchange Listing and Exchange Act Registration. The ADSs are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are included or approved for listing on the Exchange, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the ADSs under the Exchange Act or delisting the ADSs from the Exchange nor has the Company received any written notification that the Commission or the Exchange is contemplating terminating such registration or listing. The Ordinary Shares are listed on the TASE and the Company has taken no action designed to, or likely to have the effect of, delisting the Ordinary Shares from the TASE, nor has the Company received any notification that the Israel Securities Authority or the TASE is contemplating terminating such listing. Except as previously disclosed to counsel for the Underwriters or as set forth in the Time of Sale Disclosure Package and the Prospectus, to the knowledge of the Company, there are no affiliations with members of FINRA among the Company’s officers or directors or, to the knowledge of the Company, any five percent or greater shareholders of the Company or any beneficial owner of the Company’s unregistered equity securities that were acquired during the 180-day period immediately preceding the initial filing date of the Registration Statement.

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(xxxiv)     Ownership of Other Entities. All of the Company’s subsidiaries, other than the subsidiaries of the Company listed in Exhibit 21 to the Registration Statement, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(xxxv)      Internal Controls. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, the Company’s internal control over financial reporting is effective and none of the Company, its board of directors and audit committee is aware of any “significant deficiencies” or “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting, or any fraud, whether or not material, that involves management or other employees of the Company or its subsidiaries who have a significant role in the Company’s internal controls; and since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s board of directors has, subject to the exceptions, cure periods and the phase-in periods specified in the applicable stock exchange rules (“Exchange Rules”), validly appointed an audit committee to oversee internal accounting controls whose composition satisfies the applicable requirements of the Exchange Rules and the Companies Law and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of the Exchange Rules.

(xxxvi)     No Brokers or Finders. Other than as contemplated by this Agreement, the Company has not incurred and will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xxxvii)     Insurance. The Company and each of its subsidiaries carries, or is covered by, insurance from reputable insurers in such amounts and covering such risks as is reasonably believed by the Company to be adequate for the conduct of its business and the value of its properties and the properties of its respective subsidiaries and as is customary for companies engaged in similar businesses in similar industries; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or its business, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; to the knowledge of the Company, there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

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(xxxviii)    Investment Company Act. The Company is not, and immediately after giving effect to the offering and sale of the Securities, will not be, required to be registered as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xxxix)     Sarbanes-Oxley Act. The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder.

(xl)           Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and the principal financial officer. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus.

(xli)          Israeli Laws. The Company has complied with, is not in violation of, and has not received any notice of violation relating to any law, rule or regulation relating to the conduct of its business, or the ownership or operation of its property and assets, including, without limitation, the Israel Penal Law, 5737-1977, and the rules and regulations thereunder, in each case except where the failure to be in compliance is not reasonably likely to result in a Material Adverse Effect.

(xlii)         Anti-Bribery and Anti-Money Laundering Laws. Each of the Company and its subsidiaries and, to the knowledge of the Company, any of its affiliates and its and its subsidiaries’ respective officers, directors, supervisors, managers, agents, or employees, has not violated, its participation in the offering will not violate, and the Company and each of its subsidiaries has taken reasonable measures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with: (A) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, Sections 291 and 291A of the Israel Penal Law, 5737-1977, and the rules and regulations thereunder, or any other law, rule or regulation of similar purposes and scope or (B) anti-money laundering laws, including but not limited to, applicable United States federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, the Israel Prohibition on Money Laundering Law, 5760-2000, the Israel Prohibition on Money Laundering Order, 5761-2001, the Israel Prohibition on Terrorist Financing Law, 5765-2005, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

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(xliii)       OFAC.

(A)          Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any of their directors, officers or employees, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or its subsidiaries, is an individual or entity that is, or is owned or controlled by an individual or entity that is:

(1)             the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority, including by virtue of similar laws or rules of the State of Israel (collectively, “Sanctions”), nor

(2)             located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(B)          Neither the Company nor any of its subsidiaries will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity:

(1)             to fund or facilitate any activities or business of or with any individual or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(2)             in any other manner that will result in a violation of Sanctions by any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

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(C)           For the past five years, neither the Company nor any of its subsidiaries has knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(xliv)       Compliance with Environmental Laws. Except as disclosed in the Time of Sale Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any Governmental Authority or any court, domestic, Israeli or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim. Neither the Company nor any of its subsidiaries anticipates incurring any material capital expenditures relating to compliance with Environmental Laws.

(xlv)       ERISA and Employee Benefits Matters. Except as would not reasonably be expected to result in a Material Adverse Effect: (A) To the knowledge of the Company, no “prohibited transaction” as defined under Section 406 of ERISA or Section 4975 of the Code and not exempt under ERISA Section 408 and the regulations and published interpretations thereunder has occurred with respect to any Employee Benefit Plan, (B) at no time has the Company or any ERISA Affiliate maintained, sponsored, participated in, contributed to or had any liability or obligation in respect of any Employee Benefit Plan subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA, or Section 412 of the Code or any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which the Company or any ERISA Affiliate has incurred or could incur liability under Section 4063 or 4064 of ERISA, (C) no Employee Benefit Plan provides or promises, or at any time provided or promised, retiree health, life insurance, or other retiree welfare benefits except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law, (D) each Employee Benefit Plan is and has been operated in material compliance with its terms and all applicable laws, including but not limited to ERISA and the Code and, to the knowledge of the Company, no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company or any ERISA Affiliate to any material tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law, (E) each Employee Benefit Plan intended to be qualified under Code Section 401(a) is so qualified and has a favorable determination or opinion letter from the IRS upon which it can rely, and any such determination or opinion letter remains in effect and has not been revoked and, to the knowledge of the Company, nothing has occurred since the date of any such determination or opinion letter that is reasonably likely to adversely affect such qualification, (F) with respect to each Foreign Benefit Plan, such Foreign Benefit Plan (1) if intended to qualify for special tax treatment, meets, in all material respects, the requirements for such treatment, and (2) if required to be funded, is funded to the extent required by applicable law, and with respect to all other Foreign Benefit Plans, adequate reserves therefor have been established on the financial statements of the applicable Company or subsidiary to the extent required by IFRS, (G) neither the Company nor any of its subsidiaries has any obligations under any collective bargaining agreement with any union and no organization efforts are underway with respect to the Company’s or its subsidiaries’ employees. As used in this Agreement, “Code” means the Internal Revenue Code of 1986, as amended; “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, including, without limitation, all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (x) any current or former employee, director or independent contractor of the Company or its subsidiaries has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of its respective subsidiaries or (y) the Company or any of its subsidiaries has had or has any present or future obligation or liability; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; “ERISA Affiliate” means any member of the company’s controlled group as defined in Code Section 414(b), (c), (m) or (o); and “Foreign Benefit Plan” means any Employee Benefit Plan established, maintained or contributed to outside of the United States of America or which covers any employee working or residing outside of the United States and any severance obligations pursuant to the Israeli Severance Pay Law, 5723-1963 (including under Section 14 thereof).

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(xlvi)      Business Arrangements. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has granted rights to develop, manufacture, produce, assemble, distribute, license, market or sell its products to any other person and is not bound by any agreement that affects the exclusive right of the Company or such subsidiary to develop, manufacture, produce, assemble, distribute, license, market or sell its products.

(xlvii)      Labor Matters. No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that would reasonably be expected to have a Material Adverse Effect.

(xlviii)     Restrictions on Subsidiary Payments to the Company. No subsidiary of the Company is currently prohibited, directly or indirectly, including under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Time of Sale Disclosure Package and the Prospectus.

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(xlix)        Disclosure of Legal Matters. There are no statutes, regulations, legal or governmental proceedings or contracts or other documents required to be described in the Time of Sale Disclosure Package or in the Prospectus or included as exhibits to the Registration Statement that are not described or included as required.

(l)            Statistical Information. Any third-party statistical and market-related data included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(li)           Forward-looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(lii)          FinCEN Matters. All of the beneficial ownership information provided to the Underwriters or to counsel for the Underwriters by the Company or its counsel in compliance with the control and beneficial ownership certification requirements of the Financial Crimes Enforcement Network within the U.S. Department of the Treasury (“FinCEN”) is true, complete, correct and compliant with the rules, regulations and requirements of FinCEN.

(liii)          Passive Foreign Investment Company. Based on the Company’s anticipated market capitalization and the composition of its income, assets and operations, the Company does not expect to be a “passive foreign investment company” for United States federal income tax purposes for the current taxable year or in the foreseeable future.

(liv)         Cybersecurity; Data Protection. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company’s and its subsidiaries information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted free and clear, to the knowledge of the Company, of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, (ii) the Company and its subsidiaries have implemented and maintain commercially reasonable measures to maintain and protect their material confidential information and the integrity, availability and security of the IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their business, and, to the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same and (iii) the Company and its subsidiaries are in compliance in all material respects with all applicable laws or statutes (including, but not limited to, the Israeli Privacy Protection Regulations, Information, Security, 2017) and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

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(b)            Effect of Certificates. Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

3.             Purchase, Sale and Delivery of Securities.

(a)           Firm ADSs. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell [•] Firm ADSs to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Firm ADSs set forth opposite the name of such Underwriter in Schedule I hereto. The purchase price for each Firm ADSs shall be $[•] per share. The obligation of each Underwriter to the Company shall be to purchase from the Company that number of Firm ADSs (to be adjusted by the Representative to avoid fractional ADSs) which represents the same proportion of the number of Firm ADSs to be sold by the Company pursuant to this Agreement as the number of Firm ADSs set forth opposite the name of such Underwriter in Schedule I hereto represents to the total number of Firm ADSs to be purchased by all Underwriters pursuant to this Agreement. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraph (d) of this Section 3 and in Section 8 hereof, the agreement of each Underwriter is to purchase only the respective number of Firm ADSs specified in Schedule I.

(b)           Option ADSs. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the several Underwriters an option to purchase all or any portion of the Option ADSs at the same purchase price as the Firm ADSs, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm ADSs. The option granted hereunder may be exercised in whole or in part at any time from time to time within 30 days after the effective date of this Agreement upon notice (confirmed in writing) by the Representative to the Company setting forth the aggregate number of Option ADSs as to which the several Underwriters are exercising the option and the date and time, as determined by you, when the Option ADSs are to be delivered, but in no event earlier than the First Closing Date (as defined below) nor earlier than the second business day or later than the tenth business day after the date on which the option shall have been exercised. The number of Option ADSs to be purchased by each Underwriter shall be the same percentage of the total number of Option ADSs to be purchased by the several Underwriters as the number of Firm ADSs to be purchased by such Underwriter is of the total number of Firm ADSs to be purchased by the several Underwriters, as adjusted by the Representative in such manner as the Representative deems advisable to avoid fractional ADSs. No Option ADSs shall be sold and delivered unless the Firm ADSs previously have been, or simultaneously are, sold and delivered.

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(c)           Payment and Delivery.

(i)            The Securities to be purchased by each Underwriter hereunder, in book-entry form in such authorized denominations and registered in such names as Piper Sandler & Co. may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to Piper Sandler & Co., through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of U.S. Federal (same-day) funds to the account specified by the Company to Piper Sandler & Co. at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm ADSs, 9:30 a.m., New York City time, on [•], 2020 or such other time and date as Piper Sandler & Co. and the Company may agree upon in writing, and, with respect to the Option ADSs, 9:30 a.m., New York City time, on the date specified by Piper Sandler & Co. (subject to the terms hereof) in each written notice given by Piper Sandler & Co. of the Underwriters’ election to purchase such Option ADSs, or such other time and date as Piper Sandler & Co. and the Company may agree upon in writing. Such time and date for delivery of the Firm ADSs is herein called the “First Closing Date”, each such time and date for delivery of the Option ADSs, if not the First Closing Date, is herein called a “Second Closing Date”, and each such time and date for delivery is herein called a “Closing”. Notwithstanding the forgoing, in the event that the Firm ADSs (and Option ADSs, if elected by the Representative) are not delivered to the Representative by 2:30 p.m., New York City time, on the First Closing Date (and the Second Closing Date, if elected by the Representative), and the Company has received the purchase price funds in its designated account, the Company will return payment of the full purchase price to the Representative’s agent, Pershing LLC, via same day funds by 12:00 p.m. New York City time on the next New York Business Day. The Company shall remain liable to Pershing LLC for the full amount of the purchase price and any costs associated with recovering the purchase price until the full amount has been received by Pershing LLC.

(ii)            The documents to be delivered at each Closing by or on behalf of the parties hereto pursuant to Section 5 hereof, including the cross receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 5(n) hereof, will be delivered at the offices of Goodwin Procter LLP, 620 Eighth Avenue, New York, NY 10018 (the “Closing Location”), and the Securities will be delivered to Piper Sandler & Co., through the facilities of the DTC, for the account of such Underwriter, all at such Closing. A meeting will be held at the Closing Location at [•] [a.m./p.m.], New York City time, on the New York Business Day next preceding such Closing, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 3, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

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(iii)          All payments made or deemed to be made by the Company to the Underwriters, if any, will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments, penalties or governmental charges of whatever nature (other than taxes on net income or similar taxes) imposed or levied by or on behalf of the State of Israel or any political subdivision or any taxing authority thereof or therein unless the Company is or becomes required by law to withhold or deduct such taxes, duties, assessments, penalties or other governmental charges. In such event, the Company will pay such additional amounts as will result, after such withholding or deduction, in the receipt by each Underwriter, if any, as the case may be, of the amounts that would otherwise have been receivable in respect thereof; provided, that the Company shall not be required to pay additional amounts to the extent that such taxes, duties, assessments, penalties or governmental charges were imposed due to the Underwriter being (currently or at a relevant time in the past) an Israeli tax resident or having a permanent establishment in Israel other than solely as a result of the execution and delivery of, or performance of, its obligations under this Agreement or receipt of any payments or enforcement of rights hereunder.

(d)           Purchase by Representative on Behalf of Underwriters. It is understood that you, individually and not as Representative of the several Underwriters, may (but shall not be obligated to) make payment to the Company on behalf of any Underwriter for the Securities to be purchased by such Underwriter. Any such payment by you shall not relieve any such Underwriter of any of its obligations hereunder. Nothing herein contained shall constitute any of the Underwriters an unincorporated association or partner with the Company.

4.             Covenants.

(a)             Covenants of the Company. The Company covenants and agrees with the several Underwriters as follows:

(i)             Required Filings. The Company will prepare and file a Prospectus with the Commission containing the Rule 430A Information omitted from the Preliminary Prospectus within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b) and 430A of the Rules and Regulations. If the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act and the Rule 462(b) Registration Statement has not yet been filed and become effective, the Company will prepare and file the Rule 462 Registration Statement with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b) and the Act. The Company will furnish the Representative and counsel for the Underwriters a copy of any proposed amendment or supplement to the Registration Statement or Prospectus and will not file any amendment or supplement to the Registration Statement or Prospectus to which you shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

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(ii)           Notification of Certain Commission Actions. The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and the Company will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

(iii)           Continued Compliance with Securities Laws.

(A)             Within the time during which a prospectus (assuming the absence of Rule 172) relating to the Securities is required to be delivered under the Act by any Underwriter or dealer, the Company will comply with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Time of Sale Disclosure Package and the Prospectus. If during such period any event occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary in the reasonable opinion of the Company to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective investors, the Time of Sale Disclosure Package) to comply with the Act, the Company promptly will (x) notify you of such untrue statement or omission, (y) amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) (at the expense of the Company) so as to correct such statement or omission or effect such compliance and (z) notify you when any amendment to the Registration Statement is filed or becomes effective or when any supplement to the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) is filed.

(B)             If at any time following issuance of an issuer free writing prospectus or Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such issuer free writing prospectus or Written Testing-the-Waters Communication conflicted or would conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company (x) has promptly notified or promptly will notify the Representative of such conflict, untrue statement or omission, (y) has promptly amended or will promptly amend or supplement, at its own expense, such issuer free writing prospectus or Written Testing-the-Waters Communication to eliminate or correct such conflict, untrue statement or omission and (z) has notified or promptly will notify you when such amendment or supplement was or is filed with the Commission to the extent required to be filed by the Rules and Regulations.

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(iv)          Blue Sky Qualifications. The Company shall use reasonable best efforts to qualify the Securities for sale under the securities laws of such domestic United States or foreign jurisdictions as you reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state.

(v)           Provision of Documents. The Company will furnish, at its own expense, to the Underwriters and counsel for the Underwriters two copies of the Registration Statement including all consents and exhibits filed therewith, and to the Underwriters and any dealer each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any issuer free writing prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request.

(vi)          Rule 158. The Company will make generally available to its security holders as soon as practicable, but in no event later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the effective date of the Registration Statement (which, for purposes of this paragraph, will be deemed to be the effective date of the Rule 462(b) Registration Statement, if applicable) that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

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(vii)           Payment and Reimbursement of Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Securities, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel but, except as otherwise provided below, not including fees of the Underwriters’ counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any issuer free writing prospectus and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions), (C) all filing fees and fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which you shall designate, (D) the fees and expenses of any depositary, transfer agent or registrar, (E) the filing fees and fees and disbursements of Underwriters’ counsel incident to any required review and approval by FINRA of the terms of the sale of the Securities, (F) all expenses and fees incurred in connection with the listing of the ADSs on the Exchange and the Underlying Shares on the TASE, (G) the cost and expenses of the Company relating to investor presentations or any “road show” undertaken in connection with marketing of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representative and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (H) all other costs and expenses of the Company incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. Notwithstanding anything contained in this Agreement to the contrary, any reimbursement or payment of the Underwriters’ expenses, including, but not limited to, the fees of the Underwriters’ counsel, shall not exceed $150,000 in the aggregate. If this Agreement is terminated by the Representative pursuant to Section 9 hereof or if the sale of the Securities provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its or their part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the several Underwriters for all out-of-pocket accountable disbursements (including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder; provided that reimbursement of these out-of-pocket accountable disbursements shall not exceed $75,000 in the aggregate.

(viii)          Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Prospectus.

(ix)            Company Lock Up. The Company will not, without the prior written consent of the Representative, from the date of execution of this Agreement and continuing to and including the date that is 180 days after the date of the Prospectus (the “Lock-Up Period”), (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any ADSs, Ordinary Shares or any securities convertible into or exercisable or exchangeable for ADSs or Ordinary Shares or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the ADSs or Ordinary Shares or any securities convertible into or exercisable or exchangeable for ADSs or Ordinary Shares, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of ADSs, Ordinary Shares or such other securities, in cash or otherwise, other than (i) to the Underwriters pursuant to this Agreement, (ii) the issuance of any ADSs or Ordinary Shares of the Company upon the exercise of options or vesting of awards granted under employee benefit plans described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, (iii) the issuance of any ADSs or Ordinary Shares of the Company pursuant to the exercise of warrants outstanding on the date hereof and described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, (iv) the grant by the Company of awards under the Company’s employee benefits plans described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and (v) the filing of a registration statement on Form S-8 (or equivalent forms) in connection with an employee benefits plan, (vi) in connection with any credit facility to be provided by Mizrahi Tefahot Bank; (vii) in connection with the acquisition or license by the Company of the securities, business, property, technology or other assets of another person or business entity or pursuant to any employee benefit plan assumed by the Company in connection with any such acquisition; and (viii) in connection with any merger, joint venture, strategic alliance, commercial or other collaborative transaction; provided that, in the case of immediately preceding clauses (vi), (vii) and (viii), the aggregate number of Ordinary Shares issued or underlying such securities issued in connection with all such acquisitions and other transactions does not exceed 5% of the number of Ordinary Shares outstanding on a fully diluted basis after giving effect to the consummation of the offering pursuant to this Agreement. The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period.

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(x)            Stockholder Lock-Ups. The Company has caused to be delivered to you prior to the date of this Agreement a letter, in the form of Exhibit A hereto (the “Lock-Up Agreement”), from each individual or entity listed on Schedule II. If the Representative, in its sole discretion, agrees to release or waive the restrictions of any Lock-Up Agreement between an officer or director of the Company and the Representative and provides the Company with notice of the impending release or waiver at least three business days before the effective date of such release or waiver, the Company agrees to announce the impending release or waiver by means of a press release substantially in the form of Exhibit B hereto, issued through a major news service, at least two business days before the effective date of the release or waiver.

(xi)            No Market Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and has not effected any sales of ADSs or Ordinary Shares which are required to be disclosed in response to Item 701 of Regulation S-K under the Act which have not been so disclosed in the Registration Statement. In addition, the Company has not engaged and will not engage in any form of solicitation, advertising or other action constituting an offer or a sale under the Israeli Securities Law in connection with the transactions contemplated hereby which would require the Company to publish a prospectus in the State of Israel under the laws of the State of Israel.

(xii)            SEC Reports. The Company will file on a timely basis with the Commission such periodic and special reports as required by the Rules and Regulations.

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(xiii)           Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior written consent of Piper Sandler & Co., and each Underwriter severally represents and agrees that, unless it obtains the prior written consent of the Company and Piper Sandler & Co., it has not made and will not make any offer relating to the Securities that would constitute an issuer free writing prospectus or that would otherwise constitute a free writing prospectus required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule III. Any such free writing prospectus consented to by the Company and Piper Sandler & Co. is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an issuer free writing prospectus, and has complied and will comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Permitted Free Writing Prospectus. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show. Each Underwriter severally represents and agrees that, (A) unless it obtains the prior written consent of the Company and Piper Sandler & Co., it has not distributed, and will not distribute any Written Testing-the-Waters Communication other than those listed on Schedule V, and (B) any Testing-the-Waters Communication undertaken by it was with entities that are qualified institutional buyers with the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act.

(xiv)            Emerging Growth Company; Foreign Private Issuer. The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company or a Foreign Private Issuer at any time prior to the later of (A) completion of the distribution of Securities within the meaning of the Act and (B) completion of the 180-day restricted period referenced to in Section 4(a)(ix) hereof.

(xv)            Compliance with Israeli Securities Laws. The Company acknowledges, understands and agrees that Securities may be offered and sold in Israel by the Underwriters and only to such Israeli investors listed in the First Addendum to the Israeli Securities Law (the “Addendum”) and who submit written confirmation to the Underwriters and the Company that such investor (1) falls within the scope of the Addendum, is aware of its meaning and agrees thereto; and (2) is acquiring the Securities being offered to it for investment for its own account or, if applicable and permitted under the terms of the Addendum, for investment for clients who are institutional investors and who are listed in the Addendum and in any event not as a nominee, market maker or agent and not with a view to, or for the resale in connection with, any distribution thereof (“Israeli Accredited Investors”).

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(b)           Required Filings; Covenants of the Underwriters. Each of the Underwriters, severally and not jointly, covenants and agrees with the Company as follows:

(i)            No Offering in Israel. It acknowledges, understands and agrees that Securities may be offered and sold in Israel only by the Underwriters and only to Israeli Accredited Investors.

(ii)            It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed herein or prepared pursuant to Section 3 above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing.

(iii)            It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Securities unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(iv)            It is not subject to any pending proceeding under Section 8A of the Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered).

5.            Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy, as of the date hereof and at each of the First Closing Date and any Second Closing Date (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)            Required Filings; Absence of Certain Commission Actions. The Prospectus and each Free Writing Prospectus shall have been timely filed (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 of the Rules and Regulations); no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any issuer free writing prospectus or otherwise) shall have been complied with to your reasonable satisfaction.

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(b)            Continued Compliance with Securities Laws. No Underwriter shall have advised the Company in writing that (i) the Registration Statement or any amendment thereof or supplement thereto contains an untrue statement of a material fact which, in your opinion, is material or omits to state a material fact which, in your opinion, is required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any issuer free writing prospectus contains an untrue statement of fact which, in your opinion, is material, or omits to state a fact which, in your opinion, is material and is required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(c)            Absence of Certain Events. Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries shall have incurred any Material Adverse Change (whether or not arising in the ordinary course of business), that, in your judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Time of Sale Disclosure Package and in the Prospectus.

(d)            Opinion and Negative Assurance Letter of U.S. Counsel for the Company. On each Closing Date, there shall have been furnished to you, as Representative of the several Underwriters, the opinion and negative assurance letter of Latham & Watkins LLP, special U.S. counsel for the Company, dated as of such Closing Date and addressed to you, in substantially the form and substance reasonably satisfactory to you.

(e)            Opinion of Israeli Counsel for the Company. On each Closing Date, there shall have been furnished to you, as Representative of the several Underwriters, the opinion of Goldfarb Seligman & Co., Israeli counsel for the Company, dated as of such Closing Date and addressed to you, in substantially the form and substance reasonably satisfactory to you.

(f)            Opinion and Negative Assurance Letter of U.S. Counsel for the Underwriters’. On each Closing Date, there shall have been furnished to you, as Representative of the several Underwriters, such opinion or opinions from Goodwin Procter LLP, U.S. counsel for the several Underwriters, dated as of such Closing Date and addressed to you, with respect to matters as you reasonably may request as well as a negative assurance letter, dated as of such Closing Date and addressed to you.

(g)            Opinion of Israeli Counsel for the Underwriters. On each Closing Date, there shall have been furnished to you, as Representative of the several Underwriters, such opinion or opinions from Gornitzky & Co., Israeli counsel for the several Underwriters, dated as of such Closing Date and addressed to you, with respect to the matters as you reasonably may request.

(h)            Comfort Letter. On the date hereof, on the effective date of any post-effective amendment to the Registration Statement filed after the date hereof, and on each Closing Date you, as Representative of the several Underwriters, shall have received a letter of Somekh Chaikin, Certified Public Accountants (Israel) and a member firm of KPMG International, dated as of such date and addressed to you, in form and substance reasonably satisfactory to you.

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(i)            Officers’ Certificate. On each Closing Date, there shall have been furnished to you, as Representative of the several Underwriters, a certificate, dated as of such Closing Date and addressed to you, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

(i)            The representations and warranties of the Company in this Agreement are true and correct as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date; and

(ii)            No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body.

(j)            Lock-Up Agreement. The Underwriters shall have received all of the Lock-Up Agreements referenced in Section 4(a)(x) and the Lock-Up Agreements shall remain in full force and effect.

(k)            FINRA No Objections. FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(l)            Exchange Listing. The Securities to be delivered on such Closing Date will have been approved for listing on the Exchange and the Underlying Shares will have been approved for listing on the TASE, in each case, subject only to official notice of issuance and counsels to the several Underwriters shall have received a copy of said approval of the TASE on or prior to the First Closing Date.

(m)            Chief Financial Officer Certificate. The Company shall have furnished to the Representative a certificate, dated as of such Closing Date, of its chief financial officer, substantially in the form of Exhibit C hereto.

(n)            Other Documents. The Company shall have furnished to you and counsel for the Underwriters such additional documents, certificates and evidence as you or they may have reasonably requested.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and counsel for the Underwriters. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

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6.            Indemnification and Contribution.

(a)            Indemnification by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the 430A Information and any other information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any issuer free writing prospectus, any issuer information that the Company has filed or is required to file pursuant to Rule 433(d) of the Rules and Regulations, or any Written Testing-the-Waters Communication, or any road show as defined in Rule 433(h) under the Act (a “road show”), (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any investigation or proceeding by any governmental authority, commenced or threatened (whether or not any Underwriter is a target of or party to such investigation or proceeding); and the Company will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof; it being understood and agreed that the only information furnished by an Underwriter consists of the information described as such in Section 6(e).

(b)            Indemnification by the Underwriters. Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company and its affiliates, directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act and Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any issuer free writing prospectus, any issuer information that the Company has filed or is required to file pursuant to Rule 433(d) of the Rules and Regulations, or any Written Testing-the-Waters Communication, or any road show, or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in conformity with written information furnished to the Company by you, or by such Underwriter through you, specifically for use in the preparation thereof (it being understood and agreed that the only information furnished by an Underwriter consists of the information described as such in Section 6(e)), and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred.

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(c)            Notice and Procedures. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure (through the forfeiture of substantive rights or defenses). In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Representative, it is advisable for the Underwriters to be represented as a group by separate counsel, the Representative shall have the right to employ a single counsel (in addition to local counsel) to represent the Representative and all Underwriters who may be subject to liability arising from any claim in respect of which indemnity may be sought by the Underwriters under subsection (a) or (b) of this Section 6, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Underwriters as incurred. An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing. In addition, no indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed) effect any settlement of any pending or threatened proceeding unless such settlement includes an unconditional release of such indemnified party for all liability on claims that are the subject matter of such proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel pursuant to this Section 6(c), such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

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(d)            Contribution; Limitations on Liability; Non-Exclusive Remedy. If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that might otherwise be available to any indemnified party at law or in equity.

(e)            Information Provided by the Underwriters. The Underwriters severally confirm and the Company acknowledges that the statements with respect to the public offering of the Securities by the Underwriters set forth in the [______, ______, ______ through ______] paragraphs under the caption “Underwriting” in the Time of Sale Disclosure Package and in the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus.

7.            Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the several Underwriters, the Company contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder and any termination of this Agreement.

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8.            Substitution of Underwriters.

(a)            Obligation to Purchase Under Certain Circumstances. If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm ADSs agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm ADSs in accordance with the terms hereof, and the amount of Firm ADSs not purchased does not aggregate more than 10% of the total amount of Firm ADSs set forth in Schedule I hereto, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in Schedule I hereto except as may otherwise be determined by you) the Firm ADSs that the withdrawing or defaulting Underwriters agreed but failed to purchase.

(b)            Termination Under Certain Circumstances. If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm ADSs agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm ADSs in accordance with the terms hereof, and the amount of Firm ADSs not purchased aggregates more than 10% of the total amount of Firm ADSs set forth in Schedule I hereto, and arrangements satisfactory to you for the purchase of such Firm ADSs by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination neither the Company shall be under any liability to any Underwriter (except to the extent provided in Section 4(a)(vii) and Section 6 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of Firm ADSs agreed by such Underwriter to be purchased hereunder) be under any liability to the Company (except to the extent provided in Section 6 hereof).

(c)            Postponement of Closing. If Firm ADSs to which a default relates are to be purchased by the non-defaulting Underwriters or by any other party or parties, the Representative or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, in the Time of Sale Disclosure Package, in the Prospectus or in any other documents, as well as any other arrangements, may be effected. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8.

(d)            No Relief from Liability. No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability, if any, in respect of such default.

9.            Termination.

(a)            Right to Terminate. You, as Representative of the several Underwriters, shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the First Closing Date, and the option referred to in Section 3(b), if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Underwriters’ obligations hereunder is not fulfilled, (iii) trading in any securities of the Company has been suspended or materially limited by the Commission, the Exchange or the TASE (iv) trading generally on the TASE, NASDAQ Stock Market or New York Stock Exchange shall have been wholly suspended, (v) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the TASE, NASDAQ Stock Market or New York Stock Exchange, by such Exchange or by order of the Commission or any other Governmental Authority, (vi) a banking moratorium shall have been declared by Israeli or United States federal or state authorities, or (vii) there shall have occurred any outbreak or escalation of hostilities or any material adverse change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(a)(vii) and Section 6 hereof shall at all times be effective.

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(b)            Notice of Termination. If you elect to terminate this Agreement as provided in this Section, the Company shall be notified promptly by you by telephone, confirmed by letter.

10.           Default by the Company.

(a)            Default by the Company. If the Company shall fail at the First Closing Date to sell and deliver the number of Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any Underwriter or, except as provided in Section 4(a)(vii) and Section 6 hereof, any non-defaulting party.

(b)            No Relief from Liability. No action taken pursuant to this Section shall relieve the Company so defaulting from liability, if any, in respect of such default.

11.           Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, (i) if to the Underwriters, shall be mailed via overnight delivery service or hand delivered via courier, to the Representative c/o Piper Sandler & Co., 800 Nicollet Mall, Minneapolis, MN 55402, to the attention of Equity Capital Markets and General Counsel, Attention: General Counsel (LegalCapMarkets@psc.com), and (ii) if to the Company, shall be mailed or delivered to it at Itamar Medical, 9 Halamish Street, PO Box 3579 Caesarea, 3088900 Israel, Attention: General Counsel. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12.           Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities from any of the several Underwriters.

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13.           Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) the Representative has been retained solely to act as an underwriter in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Representative have been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representative has advised or is advising the Company on other matters; (b) the price and other terms of the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Representative and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representative has no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Representative is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Representative and the other Underwriters, and not on behalf of the Company; (e) it, he or she waives to the fullest extent permitted by law, any claims it may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that the Representative shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

14.            Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates), each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

15.            Submission to Jurisdiction; Appointment of Agents for Service. (a) The Company irrevocably submits to the exclusive jurisdiction of any New York state or United States federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement or the offering of the Securities (each, a “Related Proceeding”). The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum.

(b)            The Company hereby irrevocably appoints Itamar Medical, Inc., with offices at 3290 Cumberland Club Drive, Atlanta GA 30339 as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

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16.            Judgment Currency. The Company agrees to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any loss incurred by any of them as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

17.            Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) the State of Israel, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to itself or its property and assets or this Agreement, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

18.            Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

19.            General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[Signature Page Follows]

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Please sign and return to the Company the enclosed duplicates of this Agreement whereupon this Agreement will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

Itamar Medical Ltd.

By
**[Title]

Confirmed as of the date first above mentioned, on behalf of themselves and the other several Underwriters named in Schedule I hereto.

Piper Sandler & Co.

By
Managing Director

SCHEDULE I

Underwriters	Number of Firm ADSs to be Purchased
Piper Sandler & Co.	[•]
Ladenburg Thalmann	[•]
Alliance Global Partners	[•]

Total	[•]

SCHEDULE II

List of Individuals and Entities Executing Lock-Up Agreements

Shy Basson
Gilad Glick
Koby Sheffy

Ilan Biran
Christopher Cleary
Martin Gerstel

Itay Kariv
Jonathan Kolber
Yaffa Krindel

Efrat Litman

Eilon Livne
Tzipi Ozer-Anmon

Shiri Shneorson
Sami Totah
Giora Yaron

MS Pace
Viola Growth 2 A. V. L. P.

SCHEDULE III

Certain Permitted Free Writing Prospectuses

SCHEDULE IV

Pricing Information

Price to Public: $[•] per ADS

Firm ADSs: [•] ADSs, representing [•] Ordinary Shares

Option ADSs: [•] ADSs, representing [•] Ordinary Shares

SCHEDULE V

Written Testing-the-Waters Communications

EXHIBIT A

Form of Lock-Up Agreement

FORM OF LOCK-UP AGREEMENT

_________________, 2020

PIPER SANDLER & CO.

As representative of the underwriters named

in Schedule I to the Purchase Agreement

referred to below

c/o Piper Sandler & Co.

50 California Street, 31st Floor

San Francisco, CA 94111

Ladies and Gentlemen:

As an inducement to the underwriters (the “Underwriters”) to execute a purchase agreement (the “Purchase Agreement”) providing for a public offering (the “Offering”) of American Depositary Shares (“ADSs”) representing ordinary shares nominal value NIS 0.01 per ordinary share (the “Ordinary Shares”) of Itamar Medical Ltd., a company organized under the laws of the State of Israel, and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees that without, in each case, the prior written consent of Piper Jaffray & Co. (the “Representative”) during the period specified in the second succeeding paragraph (the “Lock-Up Period”), the undersigned will not: (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any ADSs, Ordinary Shares or any securities convertible into, exercisable or exchangeable for or that represent the right to receive ADSs or Ordinary Shares (including without limitation, ADSs or Ordinary Shares which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired (the “Undersigned’s Securities”); (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ADSs or Ordinary Shares or such other securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to, the registration of any ADSs, Ordinary Shares or any security convertible into or exercisable or exchangeable for ADSs or Ordinary Shares; or (4) publicly disclose the intention to do any of the foregoing.

The undersigned agrees that the foregoing restrictions preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such securities.

The Lock-Up Period will commence on the date of this letter agreement (the “Lock-Up Agreement”) and continue to and include the date that is 180 days after the date of the final prospectus (the “Prospectus”) used to sell ADSs in the Offering pursuant to the Purchase Agreement, to which you are or expect to become parties, and the undersigned’s obligations hereunder shall terminate on the first day after such date.

If the undersigned is an officer or director of the Company, (i) the Representative agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of the ADSs, the Representative will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Purchase Agreement to announce the impending release or waiver by issuing a press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if both (a) the release or waiver is effected solely to permit a transfer not for consideration, and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement that are applicable to the transferor, to the extent and for the duration that such terms remain in effect at the time of the transfer. The undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Ordinary Shares that the undersigned may purchase in the Offering.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Securities (i) as a bona fide gift or gifts, including to a trust or other entity established for charitable purposes, (ii) to any immediate family member, any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (1) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or (2) in distributions of ADSs or Ordinary Shares or any security convertible into or exercisable for ADSs or Ordinary Shares to limited partners, limited liability company members or stockholders of the undersigned, (iv) if the undersigned is a trust, to the beneficiary of such trust, (v) by testate succession or intestate succession or (vi) pursuant to the Purchase Agreement; provided, in the case of clauses (i)-(v), that (x) such transfer shall not involve a disposition for value, (y) the transferee agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, and (z) no filing by any party under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be made voluntarily in connection with such transfer. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin. Additionally, any ADSs or Ordinary Shares acquired by the undersigned in the Offering (other than any issuer-directed ADSs or Ordinary Shares purchased in the Offering by an officer or director of the Company) will not be subject to this Lock-Up Agreement.

In addition, the foregoing restrictions shall not apply to:

(i)	the exercise of stock options granted pursuant to the Company’s equity incentive plans (including by “net” or “cashless exercise”); provided, however, that the underlying shares of Common Stock shall continue to be subject to the restrictions on transfer set forth in this letter and that any filing under Section 16 of the Exchange Act made in connection with such exercise or exchange shall clearly indicate in the footnotes thereto that (1) the filing relates to the circumstances described in this clause (i) and (2) no shares were sold by the reporting person;

(ii)	the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that no sales of the Undersigned’s Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the Securities and Exchange Commission or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, the Company or any other person, prior to the expiration of the Lock-Up Period;

(iii)	transfers of the Undersigned’s Securities to the Company to satisfy tax withholding obligations pursuant to the Company’s equity incentive plans that are described in the Prospectus, provided, however, that any filing under Section 16 of the Exchange Act made in connection with such sales or transfers shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (iii);

(iv)	transfers of the Undersigned’s Securities to the Company by the undersigned upon death, disability, termination of employment or retirement, in each case, of the undersigned;

(v)	transfers of ADSs or Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares by operation of law to a spouse, former spouse, domestic partner, former domestic partner, child or other dependent pursuant to a qualified domestic order or in connection with a divorce settlement;

(vi)	transfers of ADSs or Ordinary Shares or any other securities convertible into or exercisable or exchangeable for Ordinary Shares pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s capital stock involving a change of control of the Company; provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Undersigned’s Securities shall remain subject to the restrictions contained in this letter agreement;

(vii)	sales or transfers of the Undersigned’s Securities acquired on the open market after the completion of the Offering, provided that no filing under the Exchange Act shall be required or shall be voluntarily made in connection with such transaction during the Lock-Up Period; or

(viii)	transfers of ADSs or Ordinary Shares to the Company in connection with the repurchase of ADSs or Ordinary Shares issued pursuant to an employee benefit plan, in connection with any contractual arrangement in effect on the date of this Lock-Up Agreement that provides for the repurchase of ADSs or Ordinary Shares by the Company, or in connection with the termination of employment with the Company.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of ADSs or Ordinary Shares if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that upon request, the undersigned will execute any additional documents necessary to ensure the validity or enforcement of this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that the undersigned shall be released from all obligations under this Lock-Up Agreement, and this Lock-Up Agreement shall be void and of no further force or effect, if (i) the Company notifies the Underwriters that it does not intend to proceed with the Offering,

(ii) the Purchase Agreement does not become effective, or if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the ADSs to be sold thereunder, or (iii) the Offering is not completed by February 29, 2020.

The undersigned understands that the Underwriters are entering into the Purchase Agreement and proceeding with the Offering in reliance upon this Lock-Up Agreement. This Lock-Up Agreement may only be modified, supplemented, or terminated (other than in accordance with its terms), in a writing executed and delivered by the undersigned and the Representative.

[Signature page follows]

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

Printed Name of Holder

By:
Signature

Printed Name of Person Signing (and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

EXHIBIT B

Form of Company Press Release for Waivers or Releases

of Officer/Director Lock-Up Agreements

B-1

EXHIBIT C

Form of Chief Financial Officer Certificate

ITAMAR MEDICAL LTD.

CERTIFICATE OF CHIEF FINANCIAL OFFICER

Shy Basson, in his capacity as Chief Financial Officer of Itamar Medical Ltd., a company organized under the laws of the State of Israel (the “Company”), pursuant to Section 5(M) of that certain Underwriting Agreement, dated as of January [●], 2020 (the “Underwriting Agreement”), by and between the Company and Piper Sandler & Co. (the “Representative”), hereby certifies that (capitalized terms used and not defined herein have the meanings ascribed to them in the Underwriting Agreement):

1.	I, or members of my staff, have read the amounts circled on the copies of certain pages of the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, attached hereto as Exhibit A.

2.	With regard to these amounts, I, or members of my staff, compared such amounts to the corresponding amounts included in or derived from the Company’s internal accounting records or schedules prepared by management from such accounting records for the applicable periods and found them to be in agreement.

3.	These amounts are accurate in all material respects, and nothing has come to my attention that would cause me to believe that these amounts have been materially misstated or are materially misleading.

4.	This certificate is to assist the Representative in conducting and documenting its investigation of the affairs of the Company in connection with the offering of the Ordinary Shares and ADSs covered by the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

[Signature page follows]

C-1

IN WITNESS WHEREOF, the undersigned has executed this certificate this ___ day of January, 2020.

ITAMAR MEDICAL LTD.

By:	Shy Basson
Title:	Chief Financial Officer

C-2

Exhibit A